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                                                                    EXHIBIT 99.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in JPMorgan Chase & Co.'s Registration Statement No. 333-146731 on Form S-3 (the "Registration Statement") of our report dated January 28, 2008 (April 11, 2008 as to Note 23), relating to the consolidated financial statements of The Bear Stearns Companies Inc. (the "Company") as of November 30, 2007 and 2006, and for each of the three years in the period ended November 30, 2007 and our report dated January 28, 2008 (April 11, 2008 as to Note 4), relating to the financial statement schedule of the Company as of November 30, 2007 and 2006, and for each of the three years in the period ended November 30, 2007 (which reports express an unqualified opinion and include explanatory paragraphs referring to (1) substantial doubt about the Company's ability to continue as a going concern, and (2) the adoption of Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140 and Statement of Financial Accounting Standards No. 157, Fair Value Measurements), both appearing as exhibits to JPMorgan Chase & Co.'s Current Report on Form 8-K filed on or about April 16, 2008. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
April 15, 2008